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                                                                      EXHIBIT 11

CLINTRIALS RESEARCH INC.
COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
(IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)

                                                                                     THREE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                                   -----------------------
                                                                                    1996            1997
                                                                                   -------        --------

Net income (loss)                                                                  $ 1,933        $ (2,775)
                                                                                   =======        ========

Weighted average common shares outstanding                                          16,578          18,180

Net effect of dilutive stock options - based on
treasury stock method using average market price                                       486              -- (a)
                                                                                   -------        --------

Weighted average common and dilutive common
equivalent shares outstanding                                                       17,064          18,180
                                                                                   =======        ========

Earnings (loss) per common and dilutive common
equivalent share                                                                   $  0.11        $  (0.15)
                                                                                   =======        ========

                                                                                       NINE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                                   -----------------------
                                                                                      1996            1997
                                                                                   -------        --------

Net income (loss)                                                                  $ 4,132        $ (3,507)
                                                                                   =======        ========

Weighted average common shares outstanding                                          15,444          18,148

Net effect of dilutive stock options - based on
treasury stock method using average market price                                       507              -- (a)
                                                                                   -------        --------

Weighted average common and dilutive common
equivalent shares outstanding                                                       15,951          18,148
                                                                                   =======        ========

Earnings (loss) per common and dilutive common
equivalent share                                                                   $  0.26        $  (0.19)
                                                                                   =======        ========

  (a) - The effect of the stock options would be anti-dilutive and is therefore not included in the calculation for the three and nine months ended September 30, 1997.




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